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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        February 3, 2006
                                               ---------------------------------


                               CAMBREX CORPORATION
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             (Exact name of Registrant as specified in its charter)


         DELAWARE                     1-10638                 22-2476135
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(State or other jurisdiction   (Commission File Number)     (IRS Employer
  of incorporation)                                        Identification No.)



         ONE MEADOWLANDS PLAZA, EAST RUTHERFORD,    NEW JERSEY            07073
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(Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code:        (201) 804-3000
                                                     ---------------------------


Check the appropriate box if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule
    14d-2(d) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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                               CAMBREX CORPORATION
                                    Form 8-K
                                 Current Report
                                February 3, 2006


Section 1 - Registrant's Business and Operations

Item 1.02   Termination of A Material Definitive Agreement

Cambrex is reporting under Item 1.02 that the Company elected in January 2006 to use its revolving credit bank facility to prepay $100 million of privately placed long-term debt, in order to provide increased financial flexibility and that it has redeemed all outstanding private placement notes in the principal amount of $100,000,000. The notes which were originally issued in June and October 2003 bore interest at the rate of 5.31% and 7.05% per annum, respectively. As a result, the Company will record a $5.3 million charge in the first quarter 2006 for a one-time prepayment penalty and unamortized origination fees. The prepayment does not affect the Company's borrowing capacity. As a result, as of January 27, 2006, the Company's note agreements have been terminated. On February 1, 2006, the Company issued a press release announcing, among other items, the prepayment of the notes.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

                                            CAMBREX CORPORATION


Date: February 3, 2006                      By:  /s/ Luke Beshar
      ----------------                      ----------------------------------
                                            Name:  Luke Beshar
                                            Title: Executive Vice President
                                                   and Chief Financial Officer